    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 10, 1997
                                                      REGISTRATION NO. 333-

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--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  ------------
                                    FORM S-3



                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------

COMMERCIAL CREDIT COMPANY                        DELAWARE                           52-0883351
(EXACT NAME OF REGISTRANT AS          (STATE OR OTHER JURISDICTION OF           (I.R.S. EMPLOYER
SPECIFIED IN ITS CHARTER)             INCORPORATION OR ORGANIZATION)         IDENTIFICATION NUMBER)


                                  ------------
                               300 ST. PAUL PLACE
                           BALTIMORE, MARYLAND 21202
                                 (410) 332-3000
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
          AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                  ------------
                             CHARLES O. PRINCE, III
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                              388 GREENWICH STREET
                            NEW YORK, NEW YORK 10013
                                 (212) 816-8000
      (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
              AREA CODE, OF AGENT FOR SERVICE FOR REGISTRANT)

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of the registration statement, as determined by market conditions.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. X

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /X/

                        CALCULATION OF REGISTRATION FEE


                                                            PROPOSED MAXIMUM    PROPOSED MAXIMUM
                                            AMOUNT TO BE     OFFERING PRICE        AGGREGATE
           TITLE OF EACH CLASS               REGISTERED(1)     PER UNIT(2)          OFFERING                AMOUNT OF
     OF SECURITIES TO BE REGISTERED                                                  PRICE(2)          REGISTRATION FEE(4)
Debt Securities(3)........................ $1,000,000,000         100%           $1,000,000,000              $303,031

(1) Or, if any securities are issued at original issue discount, such greater amount as shall result in aggregate offering price of $1,000,000,000.

(2) Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(o). Any offering of Securities denominated in any foreign currency units will be treated as the equivalent in U.S. dollars based on the exchange rate applicable to the purchase of such Securities from the registrant.

(3) This registration statement also relates to offers and sales of Debt Securities by Smith Barney Inc., an affiliate of the Company, in market-making transactions.

(4) Up to $550,000,000 principal amount of debt securities previously registered pursuant to the Company's Registration Statement (No. 333-00055) and not issued will be offered by the Prospectus contained in this Registration Statement. A filing fee associated with such debt securities in the amount of $189,656 was previously paid in connection with the filing of Registration Statement No. 333-00055.

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

   Pursuant to Rule 429, the Prospectus contained in this Registration Statement will also be used in connection with the offering of up to $550,000,000 principal amount of the Debt Securities previously registered pursuant to the Company's Registration Statement (No. 333-00055) and not issued. In the event any such previously registered Debt Securities are offered prior to the effective date of this Registration Statement, they will not be included in any Prospectus hereunder.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   SUBJECT TO COMPLETION, DATED JUNE 10, 1997

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS
                           COMMERCIAL CREDIT COMPANY
                                DEBT SECURITIES
                                ----------------

    Commercial Credit Company (the "Company") has offered or may offer, from time to time, its debt securities (the "Securities"), from which the Company will receive proceeds of up to $1,550,000,000 (or the equivalent in foreign denominated currencies or units of two or more currencies, based on the applicable exchange rate at the time of sale, as shall be designated by the Company at the time of sale). The Securities will be offered to the public on terms determined by market conditions at the time of sale. When a particular series of Securities is offered (the "Offered Securities"), a supplement to this Prospectus (the "Prospectus Supplement") will be delivered with this Prospectus setting forth with respect to such series: the specific designation, aggregate principal amount, denominations, currency, purchase price, maturity, rate (which may be fixed or variable) and time of payment of interest (if any), redemption terms and any other variable terms.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
        SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                THIS PROSPECTUS. ANY REPRESENTATION TO THE
                      CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

    The Offered Securities sold by the Company will be sold directly or through agents designated from time to time, or through underwriters or dealers, which may be a group of underwriters represented by one or more firms. If any agents of the Company or any underwriters are involved in the sale by the Company of the Offered Securities, the names of such agents or underwriters and any applicable fee, commission, purchase price or discount arrangements with them will be set forth in the Prospectus Supplement. The net proceeds to the Company from such sale will be set forth in the Prospectus Supplement. The Company may also sell Offered Securities directly to investors on its own behalf. This Prospectus, together with an appropriate Prospectus Supplement, may also be used by Smith Barney Inc. ("Smith Barney"), an affiliate of the Company, in connection with market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Smith Barney may act as principal or agent in such transactions.

                   THE DATE OF THIS PROSPECTUS IS     , 1997

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR SMITH BARNEY. THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH THE PROSPECTUS SUPPLEMENT RELATES, OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE AFFAIRS OF THE COMPANY OR ITS SUBSIDIARIES SINCE THE DATE HEREOF.

                              -------------------

    FOR NORTH CAROLINA PURCHASERS: THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSIONER OF INSURANCE FOR THE STATE OF NORTH CAROLINA, NOR HAS THE COMMISSIONER OF INSURANCE RULED UPON THE ACCURACY OR THE ADEQUACY OF THIS DOCUMENT.

                              -------------------

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at: Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549; Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Seven World Trade Center, New York, New York 10048. The Commission also maintains a site on the World Wide Web, the address of which is http://www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers, such as the Company, that file electronically with the Commission. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, at prescribed rates. Such reports and other information can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, where certain of the Company's debt securities are listed.

                              -------------------

    The Company has filed with the Commission Registration Statements on Form S-3 (the "Registration Statements") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered hereby. For further information with respect to the Company and the Securities offered hereby, reference is made to the Registration Statements and exhibits thereto. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the Registration Statements, each such statement being qualified in all respects by such reference.

                              -------------------

    CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES OFFERED HEREBY, INCLUDING BY ENTERING STABILIZING BIDS, EFFECTING SYNDICATE COVERING TRANSACTIONS OR IMPOSING PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "PLAN OF DISTRIBUTION."

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The Company incorporates by reference the following documents heretofore filed with the Commission pursuant to the Exchange Act:

        1. Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 1996;

        2. Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended March 31, 1997.

        3. Current Reports on Form 8-K of the Company, dated January 21, 1997, April 14, 1997 and June 8, 1997.

    All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the later of (i) the termination of the offering being made hereby and (ii) the date on which Smith Barney ceases offering and selling Securities pursuant to this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents.

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, in an accompanying Prospectus Supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement or data so superseded or modified shall not be deemed to constitute a part of this Prospectus except as so superseded or modified.

    The Company will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated by reference in the Registration Statements of which this Prospectus forms a part, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests should be directed to Patricia A. Rouzer, Corporate Communications and Investor Relations, Commercial Credit Company, 300 St. Paul Place, Baltimore, Maryland 21202; telephone (410) 332-3888.

                                  THE COMPANY

    The Company, a wholly owned subsidiary of Travelers Group Inc. ("Travelers"), is a financial services holding company engaged, through subsidiaries, principally in consumer finance services. This Prospectus relates only to the Securities of the Company and not to the securities of any of its affiliates. As of December 31, 1996, the Company's Consumer Finance Services segment, which includes consumer lending services, as well as credit-related insurance and credit card services, maintained 859 loan offices in 44 states.

    The Company's lending services consist of loans to consumers, including real estate-secured loans, both fixed and variable rate secured and unsecured personal loans and fixed rate loans to finance consumer goods purchases. Through its bank subsidiaries, the Company provides credit card services to individuals and to affinity groups. American Health and Life Insurance Company, a subsidiary of the Company, underwrites or arranges for credit-related insurance, which is offered to customers of the Company's consumer finance business.

    The Company holds 2,105 shares of Cumulative Adjustable Rate Preferred Stock, Series Y, of Travelers, with a liquidation value of $100,000 per share, which is redeemable at the option of the holder at certain times and callable by Travelers at certain times. In 1994, the Company exchanged the shares of Travelers common stock that it had acquired in 1993 in the merger of The Travelers Corporation into Travelers for shares of the preferred stock, which had a value equal to the market value of the common shares at the time the exchange was agreed upon.

    The principal offices of the Company are located at 300 St. Paul Place, Baltimore, Maryland 21202; telephone (410) 332-3000. The Company was incorporated in Delaware in 1968.

                                USE OF PROCEEDS

    Unless otherwise set forth in the applicable Prospectus Supplement, the Company intends to apply the net proceeds from the sale of the Offered Securities to fund its financial services business and for general corporate purposes, which may include the reduction or refinancing of other borrowings, or the making of investments or capital contributions to subsidiaries of the Company. A portion of the net proceeds may be used by the Company to finance a portion of the purchase price payable in connection with the proposed acquisition by the Company of Security Pacific Finance System Incorporated. Also, in order to fund its financial services business, the Company expects to incur additional indebtedness in the future.

                       RATIO OF EARNINGS TO FIXED CHARGES

  THREE MONTHS
      ENDED
    MARCH 31,                     YEAR ENDED DECEMBER 31,
-----------------  -----------------------------------------------------
      1997           1996       1995       1994       1993       1992
-----------------  ---------  ---------  ---------  ---------  ---------
      1.50           1.61       1.70       1.83       2.09       2.12   (1)

    The ratio of earnings to fixed charges has been computed by dividing earnings from continuing operations before income taxes and fixed charges by the fixed charges. For purposes of this ratio, fixed charges consist of interest expense and that portion of rentals deemed representative of the appropriate interest factor.

------------------------

(1) Included in earnings from continuing operations before income taxes (used in the computation above) are net gains of $47.0 million resulting from the sale of stock of Inter-Regional Financial Group, Inc., the sale of the Company's investment in the common stock of Musicland Stores Corporation and the sale of 50% of Commercial Insurance Resources, Inc. Without giving effect to these net gains, the ratio of earnings to fixed charges for 1992 would have been 1.99.

                           DESCRIPTION OF SECURITIES

    The following description of the terms of the Securities sets forth certain general terms and provisions of the Securities to which any Prospectus Supplement may relate. The particular terms of the Offered Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Offered Securities so offered will be described in the Prospectus Supplement relating to such Offered Securities.

    The Securities are to be issued under an Indenture, dated as of December 1, 1986, as supplemented by the First Supplemental Indenture, dated as of June 13, 1990 (as supplemented, the "Indenture") between the Company and Citibank, N.A. (the "Trustee"), a copy of which Indenture is incorporated by reference as an exhibit to the Registration Statements of which this Prospectus forms a part.

    The following summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture, including the definitions therein of certain terms. Wherever particular provisions or defined terms of the Indenture are referred to, such provisions or defined terms are incorporated herein by reference. Capitalized terms not otherwise defined herein shall have the meaning given to them in the Indenture.

GENERAL

    The Securities will be unsecured obligations of the Company and will not be subordinated to other indebtedness of the Company.

    Securities offered by this Prospectus will be limited to an aggregate initial public offering price of approximately $1,550,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies.

    The Indenture does not limit the aggregate principal amount of Securities which may be issued thereunder and provides that Securities may be issued thereunder from time to time in one or more series.

    Reference is made to the Prospectus Supplement relating to the particular series of Securities offered thereby for the following terms, when applicable, of the Offered Securities: (a) the designation of the Offered Securities; (b) any limit on the aggregate principal amount of the Offered Securities; (c) the date or dates on which the Offered Securities will mature; (d) the rate or rates (which may be fixed or variable) per annum at which the Offered Securities will bear interest, if any, and the date from which such interest will accrue; (e) the dates on which such interest, if any, will be payable and the Regular Record Dates for such Interest Payment Dates; (f) any mandatory or optional sinking fund or purchase fund or analogous provisions; (g) if applicable, the date after which and the price or prices at which the Offered Securities may, pursuant to any optional or mandatory redemption provisions, be redeemed at the option of the Company or the Holder thereof and the other detailed terms and provisions of such optional or mandatory redemption; (h) the place or places of payment of principal of (and premium, if any) and interest on the Offered Securities; (i) special provisions relating to the issuance of any Bearer Securities of any series; (j) the currency in Dollars, Foreign Currency or any composite currency of any series; (k) any deletions from, changes in or additions to Events of Default or covenants of the Company in the Indenture; (l) the form of Securities and Coupons, if any; and (m) any other terms of the Offered Securities. (Section
301)

    The Securities will be issuable as Registered Securities, as Bearer Securities or both. Securities of a series may be issuable in the form of one or more Global Securities, as described below under "Global Securities." Unless the Prospectus Supplement relating thereto specifies otherwise, Registered Securities denominated in U.S. dollars will be issued only in denominations of $1,000 or any integral multiple thereof, and Bearer Securities denominated in U.S. dollars will be issued only in denominations of $5,000. The Prospectus Supplement relating to a series of Securities denominated in a foreign or composite currency will specify the denomination thereof. (Section 302)

    At the option of the Holder upon request confirmed in writing, and subject to the terms of the Indenture, Bearer Securities (with all unmatured coupons, except as provided below) of any series will be exchangeable into an equal aggregate principal amount of Registered Securities of the same series (with the same interest rate and maturity date) and Registered Securities of any series will be exchangeable into an equal aggregate principal amount of Registered Securities of the same series (with the same interest rate and maturity date) of different authorized denominations. If a Holder surrenders Bearer Securities in exchange for Registered Securities between a Regular Record Date or, in certain circumstances, a Special Record Date, and the relevant Interest Payment Date, such Holder will not be required to surrender the Coupon relating to such interest payment date. Registered Securities may not be exchanged for Bearer Securities. (Section 305)

    Securities may be presented for exchange, and Registered Securities (other than a Global Security) may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed), at the office of any transfer agent or at the office of the Security Registrar, without service charge and upon payment of any taxes and other govermental charges as described in the Indenture. Such registration of transfer or exchange will be effected upon the transfer agent's or the Security Registrar's, as the case may be, being satisfied with the documents of title and identity of the person making the request. (Section 305) Bearer Securities will be transferable by delivery.

    The Company may, in addition to issuing Securities with terms different from those of Securities previously issued, "reopen" a previous issue of a series of Securities and issue additional Securities of such series.

    Securities may be issued under the Indenture as Original Issue Discount Securities to be offered and sold at a substantial discount from the principal amount thereof. If the Offered Securities are Original Issue Discount Securities, the special Federal income tax, accounting and other considerations applicable thereto will be described in the Prospectus Supplement relating thereto. As defined in the Indenture, "Original Issue Discount Security" means any security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof upon the occurrence of an Event of Default and the continuation thereof. (Section 101 and 502)

PAYMENT AND PAYING AGENTS

    Payment of principal of and premium, if any, on Registered Securities (other than a Global Security) will be made in the designated currency against surrender of such Registered Securities at the Corporate Trust Office of the Trustee in The City of New York. Unless otherwise indicated in the Prospectus Supplement, payment of any installment of interest on Registered Securities will be made to the person in whose name such Security is registered at the close of business on the Regular Record Date for such interest. Unless otherwise indicated in the Prospectus Supplement, payments of such interest will be made at the Corporate Trust Office of the Trustee in The City of New York, or by a check in the designated currency mailed to the Holder at such Holder's registered address. (Sections 307 and 1001)

    Payment of principal of and premium, if any, and interest on Bearer Securities will be payable in the currency and in the manner designated in the Prospectus Supplement, subject to any applicable laws and regulations, at such paying agencies outside the United States as the Company may appoint from time to time. The paying agents outside the United States initially appointed by the Company for a series of Securities will be named in the Prospectus Supplement. The Company may terminate the appointment of any of the paying agents from time to time, except that the Company will maintain at least one paying agent in The City of New York for payments with respect to Registered Securities and such other paying agents as shall be required. (Section 1002)

    All moneys paid by the Company to a paying agent for the payment of principal of or premium, if any, or interest on any Security that remains unclaimed at the end of three years after such principal, premium or interest shall have become due and payable will be repaid to the Company and the Holder of such

Security or any Coupon appertaining thereto will thereafter look only to the Company for payment thereof. (Section 1003)

GLOBAL SECURITIES

    The Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a depository identified in the Prospectus Supplement relating to such series. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. (Section 311)

    The specific terms of the depository arrangement with respect to a series of Securities will be described in the Prospectus Supplement relating to such series. Unless otherwise indicated in an accompanying Prospectus Supplement, the following provisions will apply to any depository arrangements.

    Global Securities will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of DTC or its nominee. Except as set forth below or in an accompanying Prospectus Supplement, Global Securities may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee to a successor of DTC or a nominee of such successor.

    DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. (the "NASD"). Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a Direct Participant either directly or indirectly. The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

    Upon the issuance by the Company of a Global Security, DTC will credit, on its book-entry registration and transfer system, the respective principal amounts of the Securities represented by such Global Security to the accounts of Participants. Ownership of beneficial interests in a Global Security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in Global Securities will be shown on, and the transfer of such interests will be effected only through, records maintained by DTC or its nominee (with respect to beneficial interests of Participants) or by Participants or persons that may hold interests through Participants (with respect to beneficial interests of beneficial ownership). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in certificated form. Such limits and such laws may impair the ability to transfer beneficial interests in Global Securities.

    So long as DTC or its nominee is the registered owner of the Global Securities, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the Securities represented by such Global Securities for all purposes under the Indenture. Except as provided in an accompanying Prospectus Supplement, owners of beneficial interests in Global Securities will not be entitled to have Securities represented by such Global Securities registered in their names, will not receive or be entitled to receive physical delivery of such Securities in certificated form and will not be considered the owners or holders thereof under the Indenture.

OPTIONAL REDEMPTION

    Reference is made to the Prospectus Supplement relating to each series of Offered Securities for any optional redemption provisions relating to such Offered Securities.

SINKING FUND

    Reference is made to the Prospectus Supplement relating to each series of Offered Securities for any sinking fund provisions relating to such Offered Securities.

LIMITATIONS ON LIENS

    The Indenture provides that the Company will not create, assume or suffer to exist any mortgage, pledge, encumbrance, lien or charge of any kind on any of its properties or assets, with certain exceptions as to liens created otherwise than in connection with the borrowing of money or the obtaining of credit (so long as such lien does not materially impair the value or use of such properties) and as to liens on properties at the time of their acquisition or created on properties being constructed or acquired, or to secure a portion of the cost or purchase price thereof (but only if such lien covers fixed assets or other physical properties only and such property is not encumbered in excess of two-thirds of the lesser of the cost or fair value thereof); provided, however, that the limitations on liens shall apply only to liens which in the aggregate exceed 5% of the Company's consolidated net worth as of the end of the Company's most recent accounting period preceding the creation or assumption of any such lien. (Section 1005)

RESTRICTIONS ON RELATED COMPANY TRANSACTIONS

    The Indenture provides that the Company will not, and will not permit any Subsidiary, directly or indirectly, to: (1) make an acquisition from a Related Company of any assets, excluding the acquisition of Affiliate-Related Receivables or the making of Investments in Related Companies, if such acquisition, in any one transaction or series of related transactions, is one in which the aggregate consideration to be paid by the Company or Subsidiary shall exceed $50 million, unless the Company shall have received a written opinion from an investment banking firm of national reputation or an appraiser commercially experienced in the type of assets to be acquired to the effect that the purchase price to be paid by the Company or a Subsidiary for such assets does not exceed the fair market value of such assets or to the effect that such purchase price is fair to the Company and Subsidiary from a financial point of view; or (2) make any Investment in any Related Company unless after the making of such Investment the sum of the aggregate outstanding Investments in Related Companies owned by the Company and any Subsidiary shall not exceed 10% of Consolidated Tangible Net Worth; or (3) purchase any Affiliate-Related Receivable unless after the purchase of such Affiliate-Related Receivable the sum of the aggregate outstanding Affiliate-Related Receivables owned by the Company and any Subsidiary shall not exceed 5% of Consolidated Total Assets; unless both (x) the provisions of clauses (1), (2) or (3) above are met and (y) the terms and conditions of such transaction are no more favorable to the Related Company than the terms and conditions which the Related Company could have obtained, taking into account all applicable factors including the credit quality of the Related Company, from a Person which was not the Company or a Subsidiary of the Company. (Section 1008). In the event the opinion of an investment banking firm or appraiser shall be required, the investment banking firm or appraiser which provides the opinion will be selected by the Company from time to time, in its sole discretion, and may include a firm which is, at the time of rendering such opinion, or was previously, or in the future may be, a Related Company.

    "Related Company" is defined in the Indenture as (i) any Person that directly, or indirectly through one or more intermediaries, controls the Company (a "Controlling Person") or (ii) any Person (other than the Company or a Subsidiary of the Company) which is controlled by or is under common control with a Controlling Person. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

RESTRICTIONS ON MERGER

    The Company may not consolidate or merge with any other corporation or sell, lease, transfer or otherwise dispose of all or substantially all of its assets to another Person unless (i) the successor Person is organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and assumes payment of the principal of and interest on the Securities and the performance and the observance of the Indenture, and (ii) such successor Person shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any covenant or condition of the Indenture. (Section 801)

EVENTS OF DEFAULT

    The following are Events of Default under the Indenture with respect to Securities of any series: (a) failure to pay principal of or premium, if any, on any Security of that series at its Maturity; (b) failure to pay any interest on any Security of that series when due, continued for 30 days; (c) failure to deposit any sinking fund payment, when due, in respect of any Security of that series; (d) any other defaults in the performance, or breach, of any covenant of the Company in the Indenture, continued for 60 days after notice of such default or breach from the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities of that series; (e) the occurrence of a default in payment of any debt resulting from borrowing in excess of $10,000,000 or any interest thereon for a period longer than the specified period of grace which shall have resulted in acceleration of the maturity thereof without such acceleration having been rescinded within 10 Business Days after due notice to the Company of such default by the Trustee or by such notice to the Company and the Trustee by Holders of at least 10% of the principal amount of the outstanding Securities of that series; (f) certain events of bankruptcy, insolvency or reorganization; and (g) any other Event of Default provided with respect to Securities of that series. (Section 501)

    If an Event of Default with respect to Outstanding Securities of any series shall occur and be continuing, either the Trustee or the Holders of at least 25% in principal amount of the Outstanding Securities of that series may declare the principal amount (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all Securities of that series to be due and payable immediately. However, at any time after a declaration of acceleration with respect to Securities of any series has been made, but before a judgment or decree based on such acceleration has been obtained, the Holders of a majority in principal amount of Outstanding Securities of that series may, under certain circumstances, rescind and annul such acceleration. (Section 502). For information as to waiver of defaults, see "Modification and Waiver." Reference is made to the Prospectus Supplement relating to each series of Offered Securities which are Original Issue Discount Securities for the particular provisions relating to acceleration of the Maturity of a portion of the principal amount of such Original Issue Discount Securities upon the occurrence of an Event of Default and the continuation thereof.

    The Indenture provides that, subject to the duty of the Trustee during default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. (Section 603). Subject to such provisions for indemnification of the Trustee, the Holders of a majority in principal amount of the Outstanding Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of that series. (Section 512)

    The Company will be required to furnish to the Trustee annually a statement as to the performance by the Company of certain of its obligations under the Indenture and as to any default in such performance. (Section 1006)

DEFEASANCE

    The Indenture provides that, if specified with respect to the Securities of a particular series, the Company (a) shall be discharged from its obligations in respect of the Securities of such series ("defeasance and discharge"), or (b) may cease to comply with the restrictive covenants ("covenant defeasance") in
Article 8 (Consolidation, Merger or Sale), Section 1005 (Limitations on Liens) and Section 1008 (Restrictions on Related Company Transactions), and any such omission shall not be an Event of Default with respect to the Securities of such series, in each case at any time prior to the Stated Maturity or redemption thereof, when the Company has irrevocably deposited with the Trustee, in trust,
(i) sufficient funds in the currency or currency unit in which the Securities are denominated to pay the principal of (and premium, if any), and interest to Stated Maturity (or redemption) on, the Securities of such series, or (ii) such amount of direct obligations of, or obligations the principal of and interest on which are fully guaranteed by, the government which issued the currency in which the Securities are denominated, and which are not subject to prepayment, redemption or call, as will, together with the predetermined and certain income to accrue thereon without consideration of any reinvestment thereof, be sufficient to pay when due the principal of (and premium, if any), and interest to Stated Maturity (or redemption) on, the Securities of such series. Such defeasance and discharge and covenant defeasance are conditioned upon the Company's delivery of an opinion of counsel that the Holders of the Securities of such series will have no Federal income tax consequences as a result of such deposit. Upon such defeasance and discharge, the Holders of the Securities of such series shall no longer be entitled to the benefits of the Indenture, except for the purposes of registration of transfer and exchange of the Securities of such series and replacement of lost, stolen or mutilated Securities and shall look only to such deposited funds or obligations for payment. The Indenture contemplates that such defeasance and discharge or covenant defeasance may be accomplished in a manner otherwise than that set forth above, if so specified in the terms of the Securities of any series and as disclosed in a Prospectus Supplement relating to the Securities of such series. (Section 403)

    Under current Federal income tax law, the defeasance and discharge contemplated in the preceding paragraph would be treated as a taxable exchange of the Securities for an interest in the trust. As a consequence, each Holder of Securities would recognize gain or loss equal to the difference between the value of the Holder's interest in the trust and the Holder's tax basis for the Securities deemed exchanged. Thereafter, each Holder would be required to include in income his share of any income, gain and loss recognized by the trust. Although a Holder could be subject to Federal income tax on the deemed exchange of the defeased Securities for an interest in the trust, such Holder would not receive any cash until the maturity (or an earlier redemption) of such Securities (except for current interest payments, if any). Under current Federal income tax law, covenant defeasances would not similarly be treated as a taxable exchange of such Securities. Prospective investors are urged to consult their own tax advisors as to the specific consequences of such defeasances and discharges, including the applicability and effect of tax laws other than the Federal income tax law.

MODIFICATION AND WAIVER

    Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Outstanding Securities of each series affected thereby; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Security affected thereby, (a) change the stated maturity date of the principal of, or any installment of principal of or interest on, any Security, (b) reduce the principal amount of, or the premium, if any, or interest, if any, on, any Security, (c) reduce the amount of principal of any

Original Issue Discount Security payable upon acceleration of the Maturity thereof, or (d) reduce the percentage in principal amount of Outstanding Securities of any series, the consent of the Holders of which is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults. (Section
902)

    Modifications and amendments of the Indenture may be made by the Company and the Trustee without the consent of any Holder to evidence a successor to the Company, to add to the Company's covenants or Events of Default, to permit or facilitate Securities to be issued by book entry or in bearer form or relating to the place of payment thereof, to provide for a successor trustee, to establish forms or terms of Securities, to change or eliminate any provision not adversely affecting any interests of Holders of outstanding Securities in any material respect or to cure any ambiguity or inconsistency. (Section 901)

    The Holders of 66 2/3% in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all Securities of that series waive, insofar as that series is concerned, compliance by the Company with certain restrictive provisions of the Indenture. (Section 1007). The Holders of a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all Securities of that series waive any past default under the Indenture with respect to Securities of that series, except a default in the payment of the principal of, or premium, if any, or interest, if any, on, any Security of that series or in respect of any provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Security of that series affected. (Section 513)

THE TRUSTEE

    The Trustee from time to time makes loans to, and acts as depository for funds of, the Company and affiliates of the Company.

                              PLAN OF DISTRIBUTION

    The Company may sell the Securities in any of the following ways: (i) through underwriters or dealers; (ii) directly; (iii) through agents; or (iv) through a combination of any such methods of sale. The Prospectus Supplement with respect to an offering of Offered Securities will set forth the terms of such offering, including the name or names of any underwriters, the purchase price of the Offered Securities and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the Offered Securities may be listed.

    If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Securities may be either offered to the public through underwriting syndicates represented by one or more managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase the Offered Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the Offered Securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

    In connection with underwritten offerings of the Securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the Securities at levels above those which might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids. A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security. A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when Securities originally sold by the syndicate member are purchased in syndicate covering transactions. Such transactions may be effected in the over-the-counter market or otherwise. Underwriters are not required to engage in any of these activities. Any such activities, if commenced, may be discontinued at any time.

    Offered Securities may be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offer or sale of the Offered Securities in respect of which this Prospectus is delivered will be named, and the terms of such agency (including any commissions payable by the Company to such agent) will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

    As one of the means of direct issuance of the Securities, the Company may utilize the services of an entity through which it may conduct an electronic "dutch auction" or similar offering of the Offered Securities among potential purchasers who are eligible to participate in the auction or offering of such Offered Securities, if so described in the applicable Prospectus Supplement.

    If so indicated in the Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Offered Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

    This Prospectus together with an applicable Prospectus Supplement may also be used by Smith Barney in connection with offers and sales of the Securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Smith Barney may act as principal or agent in such transactions. Smith Barney has no obligation to make a market in any of the Securities and may discontinue its market-making activities at any time without notice, at its sole discretion. The Securities issued hereunder will be new issues of securities with no established trading market and no assurance can be made as to the existence or liquidity of a trading market for such Securities.

    Smith Barney, a member of the NASD and an affiliate of the Company, may participate in distributions of the Securities. Accordingly, the offerings of Securities will conform with the requirements set forth in Rule 2720 of the Conduct Rules of the NASD.

    Underwriters, dealers and agents may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, and may engage in transactions with, or perform services for, the Company and affiliates of the Company.

                                 ERISA MATTERS

    By virtue of the Company's affiliation with certain of its subsidiaries and certain subsidiaries of Travelers, including insurance company subsidiaries and Smith Barney, that provide services to many employee benefit plans, including investment advisory and asset management services, the Company, Travelers and any direct or indirect subsidiary of either of them may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and a "disqualified person" under corresponding provisions of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to such employee benefit plans. "Prohibited transactions" within the meaning of ERISA and the Code may result if the Securities are acquired by an employee benefit plan with respect to which the Company, Travelers or any direct or indirect subsidiary of either is a party in interest, unless the Securities are acquired pursuant to an applicable exemption. Any employee benefit plan or other entity subject to such provisions of ERISA or the Code proposing to acquire the Securities should consult with its legal counsel.

                                    EXPERTS

    The consolidated financial statements and schedules of the Company as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, have been incorporated by reference herein, in reliance upon the report (also incorporated by reference herein) of KPMG Peat Marwick LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

                                 LEGAL MATTERS

    The validity of the Securities offered hereby will be passed upon for the Company by Charles O. Prince, III, Esq., as counsel for the Company, 388 Greenwich Street, New York, New York, or by counsel to be identified in the Prospectus Supplement. Mr. Prince, Executive Vice President, General Counsel and Secretary of the Company, beneficially owns, or has rights to acquire under Travelers employee benefit plans, an aggregate of less than 1% of Travelers common stock.

    The validity of the Securities offered hereby will be passed upon for the underwriters or agents by counsel to be identified in the Prospectus Supplement.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the various expenses payable by the Company in connection with the Securities being registered hereby. All of the fees set forth below are estimates except for the SEC registration fee and the NASD fee.


Securities and Exchange Commission Filing Fee...........................   $  303,031
NASD Filing Fee.........................................................       30,500
Rating Agency Fees......................................................      200,000
Blue Sky Fees and Expenses..............................................       10,000
Trustees' Fees and Expenses.............................................        5,000
Printing Fees and Expenses..............................................       50,000
Accounting Fees and Expenses............................................       30,000
Legal Fees and Expenses.................................................       50,000
Miscellaneous...........................................................        1,469
                                                                           ----------
      Total.............................................................   $  680,000
                                                                           ----------
                                                                           ----------


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Subsection (a) of Section 145 of the Delaware General Corporation Law ("DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

    Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.


    Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by
Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under
Section 145.

    Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts of omissions not in good faith or which involve international misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

    Subsection (4) to Article FIFTH of the Company's Restated Certificate of Incorporation states that:

        "The Corporation shall indemnify to the full extent authorized or permitted by law any person made, or threatened to be made, a party to any action or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation or by reason of the fact that such director or officer, at the request of the Corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Subsection (4) to Article FIFTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment."

    Section 5 of Article III of the Company's By-Laws further provides:

        "Each director, whether or not then in office, shall be indemnified by the Corporation against all costs and expenses reasonably incurred by or imposed upon him in connection with or resulting from any action, suit or proceeding to which he may be made a party by reason of his being or having been a director of the Corporation or of any other company which he serves as a director at the request of the Corporation, except in relation to matters as to which a recovery shall be had against him by reason of his having been finally adjudged in such action, suit or proceeding to have been derelict in the performance of his duty as such director, and the foregoing right of indemnification shall not be exclusive of other rights to which he may be entitled as a matter of law."

    Travelers Group Inc. also provides liability insurance for its directors and officers and the directors and officers of its subsidiaries including the Company against loss from claims made against directors and officers in their capacity as such, including, subject to certain exceptions, liabilities under the federal securities laws.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENTS.

(a) Exhibits



  1.1    --Form of Underwriting Agreement Basic Provisions, incorporated by reference to Exhibit 1.01 to the Company's Current Report on Form 8-K dated February 9, 1990 (File No. 1-6594)

  4.1    --Indenture, dated as of December 1, 1986, between the Company and Citibank, N.A. relating to Debt
           Securities, incorporated by reference to Exhibit 4.01 to the Company's Current Report on Form 8-K
           dated January 19, 1987 (File No. 1-6594)

  4.2    --First Supplemental Indenture, dated as of June 13, 1990 incorporated by reference to Exhibit 1 to the Company's Current Report on Form 8-K dated June 13, 1990 (File No. 1-6594)

  5.1    --Opinion of Charles O. Prince, III

 12.1    --Computation of Ratio of Earnings to Fixed Charges, incorporated by reference to Exhibit 12.01 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996
           (File No. 1-6594) and to Exhibit 12.01 to the Company's Quarterly Report on Form 10-Q
           for the fiscal quarter ended March 31, 1997 (File No. 1-6594)

 23.1    --Consent of KPMG Peat Marwick LLP, Independent Certified Public Accountants

 23.2    --Consent of Charles O. Prince, III (included in Exhibit 5.2)

 25.1    --Form T-1, Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Citibank, N.A.


ITEM 17. UNDERTAKING.

    The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

           (iii) to include any material information with respect to the Plan of Distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 (other than the insurance policies referred to therein), or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

        (2) For the purposes of determining any liability under the Securities Act each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Commercial Credit Company hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 10th day of June, 1997.

                                      COMMERCIAL CREDIT COMPANY

                                      By           /s/ ROBERT B. WILLUMSTAD
                                         .......................................
                                         Name: Robert B. Willumstad
                                         Title: Chairman of the Board and
                                                Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 10th day of June, 1997.

                 SIGNATURE                                  TITLE
-------------------------------------------  ------------------------------------
         /s/ ROBERT B. WILLUMSTAD            Chairman of the Board and Chief
 ...........................................    Executive Officer (Principal
           ROBERT B. WILLUMSTAD                Executive Officer) and Director

          /s/ WILLIAM R. HOFMANN             Senior Vice President and Chief Financial
 ...........................................    Officer (Principal Financial
            WILLIAM R. HOFMANN                 Officer)

            /s/ IRWIN ETTINGER               Executive Vice President and Chief
 ...........................................    Accounting Officer (Principal
              IRWIN ETTINGER                   Accounting Officer) and Director

              /s/ JAMES DIMON                Director
 ...........................................
                JAMES DIMON

            /s/ ROBERT I. LIPP               Director
 ...........................................
              ROBERT I. LIPP

                                 EXHIBIT INDEX


  1.1    --Form of Underwriting Agreement Basic Provisions, incorporated by reference to Exhibit 1.01 to the Company's Current Report on Form 8-K dated February 9, 1990 (File No. 1-6594)

  4.1    --Indenture, dated as of December 1, 1986, between the Company and Citibank, N.A. relating to Debt
           Securities, incorporated by reference to Exhibit 4.01 to the Company's Current Report on Form 8-K
           dated January 19, 1987 (File No. 1-6594)

  4.2    --First Supplemental Indenture, dated as of June 13, 1990, incorporated by reference to Exhibit 1 to the Company's Current Report on Form 8-K dated June 13, 1990 (File No. 1-6594)

  5.1    --Opinion of Charles O. Prince, III

 12.1    --Computation of Ratio of Earnings to Fixed Charges, incorporated by reference to Exhibit 12.01 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996
           (File No. 1-6594) and to Exhibit 12.01 to the Company's Quarterly Report on Form 10-Q
           for the fiscal quarter ended March 31, 1997 (File No. 1-6594)

 23.1    --Consent of KPMG Peat Marwick LLP, Independent Certified Public Accountants

 23.2    --Consent of Charles O. Prince, III (included in Exhibit 5.2)

 25.1    --Form T-1, Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Citibank, N.A.
